JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: October 1, 1996

                         LaSALLE/KROSS PARTNERS, LIMITED PARTNERSHIP

                         By: LaSALLE CAPITAL MANAGEMENT, INC.
                               a General Partner

                         By:  /S/ RICHARD J. NELSON
                             Richard J. Nelson, President


                          /S/ RICHARD J. NELSON
                         Richard J. Nelson


                          /S/ PHILLIP J. ZWICKL
                         Phillip J. Zwickl